Exhibit 99

ConocoPhillips Announces 2009 Reserve Replacement of 141 Percent

HOUSTON--(BUSINESS WIRE)--February 18, 2010--ConocoPhillips (NYSE:COP) today announced 2009 preliminary net proved reserve additions of approximately 1.216 billion barrels of oil equivalent (BOE), including equity affiliates. The company’s reserve replacement ratio was 141 percent, based on 865 million BOE of production, including fuel gas. ConocoPhillips’ total proved reserves at year-end 2009 were 10.326 billion BOE.

“Our strong reserve replacement ratio was achieved by progressing major projects during 2009,” said John Carrig, president and chief operating officer. “Our reserve replacement ratio also benefited from the addition of Syncrude oil sands mining operations and net reserve additions from our LUKOIL Investment segment.”

Year-end proved reserves include 248 million barrels associated with the company’s Canadian Syncrude operations, now required under recent changes in the U.S. Securities and Exchange Commission (SEC) regulations. The company’s organic reserve replacement ratio, excluding Syncrude as well as sales and acquisitions, was 110 percent.

Costs incurred for 2009 are $10.936 billion, resulting in finding and development costs for the year of $8.94 per BOE. The company’s five-year average reserve replacement was 145 percent and its five-year average finding and development cost per BOE was $13.57. The company will provide additional details on its 2009 proved reserves in its Annual Report on Form 10-K, expected to be filed with the SEC in late February.

ConocoPhillips is an integrated energy company with interests around the world. Headquartered in Houston, the company had approximately 30,000 employees, $153 billion of assets, and $149 billion of revenues as of December 31, 2009. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Costs incurred include capitalized and expensed items as defined by the Financial Accounting Standards Board Codification Topic 932 for the company’s oil and gas exploration and production operations.

CONTACT:
ConocoPhillips
Nancy Turner, 281-293-1430 (media)
nancy.e.turner@conocophillips.com
Clayton Reasor, 281-293-4464 (investors)
c.c.reasor@conocophillips.com